Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated February 4, 2000, on the consolidated financial statements of Heritage Bancorp, Inc. and Subsidiary as of December 31, 1999, and for the period ended December 31, 1999, which appears in the annual report on Form 10-KSB of Heritage Bancorp, Inc. and Subsidiary for the year ended December 31, 1999.


/s/ Yount, Hyde & Barbour, P.C.

Winchester, Virginia
June 1, 2000